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EXHIBIT 23.1

        Consent of Grant Thornton LLP, Independent Certified Public Accountants

We have issued our report dated February 8, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of Data I/O Corporation on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Data I/O on Form S-8 (File No. 333-20657 and No. 33-66824) pertaining to the Company's 1982 Employee Stock Purchase Plan and Director Fee Plan, and Registration Statements Forms S-8 (File No. 33-95608, No. 33-54422, No. 333-55911, No. 33-02254, and No. 33-03958) pertaining to the 1986 Stock Option Plan.

/s/ GRANT THORNTON LLP

Seattle, Washington
March 25, 2002

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EXHIBIT 23.1